EXHIBIT 5

SIERCHIO GRECO & GRECO, LLP

720 FIFTH AVENUE
NEW YORK, NEW YORK 10019

Telephone (212) 246-3030
Facsimile (212) 246-2225

March 27, 2007

Mogul Energy International, Inc.
520 Pike Street
Suite 2210
Seattle, Washington 98101

Re:	Mogul Energy International, Inc.
Registration Statement on Form SB2
SEC File No. 333-138806
Gentlemen:

We have acted as counsel to Mogul Energy International, Inc., a Delaware corporation (the "Company"), in connection with the above reference registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") for the registration for resale by the selling stockholders listed therein (the "Selling Shareholders") of up to 18,364,310 shares of the Company's common stock par value $0.0001 per share (the "Shares").

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.

In rendering the opinion set forth below, we have reviewed and examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed including the subscription agreements pursuant to which the Company issued the shares (the “Subscription Agreements”).

With respect to the documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the originals of those documents, (iv) the legal capacity of the signatories thereto and of Company’s officers and directors and (v) the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein. We have assumed truthfulness of the representations, warranties and covenants of the Company and the Selling Shareholders as set forth in the Subscription Agreements and have not independently verified the accuracy as to factual matters of each document and/or instrument that we have reviewed.

With respect to the opinion expressed below, we have also assumed that at the time the Company is or becomes obligated to issue any of Shares issuable upon exercise of outstanding warrants, the Company (i) will have adequate authorized and unissued shares of common stock to fulfill such obligations and (ii) will be a corporation in good standing in the State of Delaware.

Based on the foregoing, and in reliance thereon and subject to the further assumptions and qualifications set forth below, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We are familiar with the General Business Corporation Law of the State of Delaware, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, to the limited extent set forth above, the Delaware law, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist, and to the extent necessary for the rendering of this opinion, the laws of the State of New York. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 , as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

Sierchio Greco & Greco, LLP

By:	/s/ Joseph Sierchio
Joseph Sierchio